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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-116940) of Vista Medical Technologies, Inc. for the registration of 10,573,497 shares of its common stock and to the incorporation by reference therein of our report dated September 22, 2004, with respect to the consolidated financial statements and schedule of Vista Medical Technologies, Inc. included in Amendment No. 2 to its Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
September 22, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM